Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

•
Registration Statement (Form S-8 No. 333-135505) pertaining to the BioMimetic Therapeutics, Inc. 2001 Long-Term Stock Incentive Plan and BioMimetic Therapeutics, Inc. 2005 Employee Stock Purchase Plan,

•	Registration Statement (Form S-8 No. 333-157999) pertaining to the BioMimetic Therapeutics, Inc. 401(k) Profit Sharing Plan & Trust,

•	Registration Statement (Form S-3 No. 333-160400) of BioMimetic Therapeutics, Inc., and

•	Registration Statement (Form S-3 No. 333-160676) of BioMimetic Therapeutics, Inc.;

of our report dated March 12, 2010 with respect to the consolidated financial statements of BioMimetic Therapeutics, Inc. and our report dated March 12, 2010 with respect to the effectiveness of internal control over financial reporting of BioMimetic Therapeutics, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2009.

/s/ Ernst & Young LLP

Nashville, Tennessee
March 12, 2010